Exhibit 99.1

A NOTE FROM VICE PRESIDENT DR.  CHARLES BARKER

Some time ago I was approached by the executive officers at Sentry Petroleum to review the company’s technical data accumulated from prior exploration of the permit areas to confirm and further document the potential for a large prospective coal seam gas deposit in Queensland Australia. At the time I had not heard of the company but knew there was a rapidly developing energy industry in the region, particularly in coal seam and shale gas. Interestingly, and not lost on the management, was the fact that I had completed my PhD in coal petrology in Australia. In sum I knew the region and understood the potential for large scale coal seam gas deposits.

As a consultant I had been involved with major international energy companies who were spending tens of billions of dollars securing energy rights in the region. In particular, the Chinese are spending billions aggressively buying coal seam gas assets. The combination of gas potential and location leads to a straightforward conclusion: Sentry had not only secured some of the region’s largest leases (10,600 square miles), but it was all situated in an area with an active mergers and acquisitions market. When I got down to the business of assessing and evaluating the company’s technical data I was surprised by the sheer volume of data available. Sentry had assembled 9,000 line km of 2D seismic lines, and well reports and logs from close to 100 conventional wells and coal wells from the permit area and from surrounding areas, providing me with an exceptional platform for assessing the potential for a coal seam gas discovery.

The process of analyzing and interpreting this amount of data was exhaustive. There were some long days with lengthy, and sometimes, contentious debates. But in all good evaluations, a degree of disagreement is healthy and forms the basis for the best results. This was indeed the case with the Sentry assignment.

My conclusions: a prospective coal and shale resource covering in excess of 2,000 sq miles. All situated within the company’s lease boundaries. For over 20 years I have traversed the globe for the United States Geological Survey, from Alaska to Zagreb analyzing coal seam gas deposits on five different continents. As you can imagine I developed an acute sense of what makes a world class opportunity and what does not. Sentry’s potential prospective resource is in the top ten of all previous opportunities I have assessed and is a rare opportunity. In the following pages I will share with you the basis of my excitement. I touch on technological developments that have made coal seam gas the opportunity it is today. I touch on specific traits of the coal seam and shale gas prospective resource and interpret their impact on development potential and I highlight the financial and economic advantages derived from owning assets in Australia and Queensland specifically. I believe the sum of all these attributes and location makes this a singular opportunity for the company. I trust you will agree.

Sincerely,

Charles Barker, Ph.D.

Vice President, Unconventional Resources

Charlie Barker

Vice President, Unconventional Resources

Dr. Barker received his Masters Degree from the University of California, Riverside and his Ph.D. from the University of Adelaide, South Australia. He has served as Chairman of the Coal Geology Division of the Geological Society of America, and Presidents of both the Society for Organic Petrology and the Society for Luminescent Microscopy and Spectroscopy. Dr. Barker’s specific expertise lies in project management with 20 years experience in exploration management and coal seam gas resource assessment methodology, including, prospect generation, drilling and gas in place evaluation of coalbed gas prospects.

SENTRY MANAGEMENT

Dr. Raj Rajeswaran President, CEO, Executive Director

Dr. Rajeswaran is President and holds a Ph.D. in Engineering from Heriot-Watt and an MBA from Hull University. Raj has 25 years exploration industry experience with Arco and Mobil and was the technical manager of three major US $200 million field developments. He has provided oil and gas advisory services to Rothschild & Sons, one of the world’s leading investment banking organizations and is Special Petroleum Engineering Consultant to the Bank of Scotland, International Corporate Banking Division for South East Asia.

Dr. Paul Boldy Chief Financial Officer, Executive Director

Dr. Boldy received his DBA from the University of Newcastle (Australia), his MBA from Bradford Management Centre, and his Law degree from Leeds University. He has over 30 years of international business and finance experience with a stellar record of financing and building companies in the renewable energy and energy management sector. Dr. Boldy is based in Hong Kong and possesses a vast network of business relationships in Hong Kong and Mainland China.

Alan Hart Founder, Executive Director

Mr. Hart is the founder of Sentry Petroleum and has been a member of the Board of Directors since the company’s inception. Mr. Hart has 30 years upstream exploration management experience since obtaining his Masters Degree in Geology from the University of Texas at Arlington. Mr. Hart enjoys significant discovery success, particularly in South and Central Asia where was responsible for total discovery of 156 million barrels of oil and 600 billion cubic feet of gas.

Dr. Geoff Weir Head of Operations Planning

Dr. Weir was awarded a Ph.D. in Physics (Leeds, UK) prior to his career in the oil and gas industry in the Oil Recovery Project Division at the Atomic Energy Authority. He has worked for Shell in the UK, Brunei and Australia in a variety of reservoir engineering roles, mainly in prospects evaluation and development. He was Head of Planning and Liaison for five years with Brunei Shell Petroleum responsible for coordinating the annual liquefied natural gas (LNG) delivery plan to Japan.

Sandy Belford Chief Geophysisist

Mr. Belford has an extensive exploration background accumulating over 20 years of work with such firms as Mobil, EnCana, and Woodside Energy. His primary expertise is 2D and 3D seismic interpretation including exploration prospect generation, evaluation and quantification, in addition to development projects. He has acted as project lead on numerous acquisition and reprocessing projects and has been instrumental in total discoveries of approximately 200 million barrels of oil equivalent from projects throughout the Australasian region.

Arne Raabe Executive Director, Corporate Secretary

Mr. Raabe holds a B.A. in Finance and a Masters in Economics. He brings a wealth of experience in corporate finance and SEC compliance to Sentry Petroleum and his key competencies lie in his understanding of the complex environment in which international oil companies operate. Having worked as a financial analyst with Norsk Hydro where he focused on supply/demand and pricing trends, he has a solid understanding of the economics of the energy industry.

Dr. John Kaldi Executive Director

Dr. Kaldi obtained his Ph.D. in Geology from Cambridge University, UK, and has 28 years experience in the petroleum industry with such firms as Shell, Arco and Vico. He is a global authority on petroleum seals and reservoirs with over 100 professional publications to his credit and is the recipient of several awards from the American Association of Petroleum Geologists including the prestigious Special Commendation for Significant Contributions to Petroleum Geology.

WHY AUSTRALIA?

Doorstep of Asian Markets

Australia is endowed with vast natural resources well in excess of its domestic demands. It is located within direct proximity to Asia, particularly China, the world’s fastest growing energy consumer. These two factors make Australia a strategically lucrative region to explore, produce and sell energy.

Top Prices Paid

Vast quantities of hydrocarbon reserves have been discovered and sold at premiums to North American prices. Since 2008 over $300 Billion in acquisitions, mergers and gas supply contracts have been completed in Queensland on assets near or surrounding Sentry’s leases. Primary buyers are Asian conglomerates like Petro China, Tokyo Gas and Sinopec.

World Recognized Energy Hub

Australia is the second leading oil exporter within the Organization of Economic Development and Cooperation (OECD). The Queensland Department of Mines and Energy is projecting that Australia will have the fastest growth in gas production through 2035. According to U.S. Department of Energy it is the fourth largest LNG exporter in the world, ahead of Nigeria, and United Arab Emirates and could become the largest by 2014. Australia has excellent licensing terms and a well-established competitive landscape involving many international oil companies. Australia is building some of the world’s largest capital-intensive Liquid Natural Gas plants ensuring infrastructure for future energy sales to Asian markets. Total capital expenditures are forecast to exceed $50 Billion.

Fastest Growing Economy

Fed primarily by China’s exponential growth and demand for resources, Australia has become the fastest growing western economy in the OECD. The Business Monitor, a leading business research institute, ranks the country first within the entire Asian region for overall business environment and royalty rates, ranking it as one of the best places to explore for oil and gas. Newsweek ranks Australia as the number one medium size country to live in and the best in terms of political environment. As opposed to regions like Africa and South America, Australia is an English-speaking western democracy governed by the rule of law, ensuring security of ownership.

Over the last decade, technological advances in well drilling and completion have allowed unconventional gas resources to become economical sources of the cleanest hydrocarbon-based fuel, natural gas, for the World market. The unconventional coal seam gas (CSG) fields in Queensland, Australia consist of thick coal seams at shallow depths that lead to reduced well drilling and completion costs and whose coal properties impart a high producibility. These large reserves, comparable in size to those of the USA, lie within an existing gas pipeline infrastructure that, in turn, is connected to a deep water port, making them the southern hemisphere’s premier site for the liquefaction of natural gas (LNG) for export to Asian markets. This is the economic and geologic setting where Sentry Petroleum’s exploration team has found that our exploration permits, ATP 862 and 864, enclose a gas-bearing coal subbasin located in the southeast portion of the Eromanga Basin. This coal basin contains a thick section of interbedded coal seam and associated gas shale that was deposited about 100 million years ago along the shoreline of an inland sea. Company analysis indicate that this gas bearing section could be hundreds of meters thick near the center of ATP 862 and ATP 864, and is the first target for our corehole drilling program during the spring 2011 season.

We plan to drill two core holes, with an option for a third core hole, that will quantitatively measure original gas in place using canister desorption and core logging methods. These coreholes will be placed next to pre-existing conventional oil wildcat wells. Sentry’s exploration team recognized early on that these older wildcat wells had penetrated a thick section of gas-bearing coal and shale that using current technology represents gas resource that could be economically produced and that could lead to bookable reserves. To plan the spring 2011 appraisal program, Sentry Petroleum acquired the extensive geological dataset related to the pre-existing wildcat wells, that allows us to confidently delineate the most promising gas-bearing strata. We were delighted to find that gas shows in the wildcat wells and the seismic signature seen across 2D seismic grid indicated similar gassy strata underlying hundreds of square kilometers at optimal drilling depths of about 600 to 1,500 feet.

From these geological studies, Sentry’s exploration team has identified tens of prime core hole sites spaced across hundreds of square kilometers of apparently gas-bearing strata enclosed by ATP 862 and 864. This spring, we intend to core test our CSG prospects by drilling coreholes next to (“twin”) the pre-existing wildcat wells. Our two highest priority coreholes will twin the Talundilly-1 and Abilibah-1 wildcat wells in the central and south portions of ATP 862.

We feel that the skill and insight of the exploration team is demonstrated by our rapid application and development of the CSG and shale gas concepts in our permit areas. We are confident that our exploration coreholes will all lead to drilling success given the wealth of geological knowledge that we fortunate to tap in defining our targets.

From this point on, our company development strategy is straightforward: drill our gas prospects, independently certify the resulting resources and reserves, and then sell the company to the highest bidder. We feel that this is a transparent strategy that will provide investors and shareholders optimum return for risk.

CONTIGUOUS COAL Seismic interpretation and well data indicate a contiguous and thick coal and shale gas deposit, leading to favorable development economics.

SEISMIC ANALYSIS The slow seismic response characteristic is used to map the coal zone throughout Sentry’s ATP 862 and 864. The 600 feet depth to the coal on the seismic section is that measured directly in the Talundilly-1 well. The shallowly dipping coal zone would be relatively straight forward to develop.

Talundilly Prospect Summary

The technical elements for success in developing coal seam gas resources are coal quality, depth to coal, net coal and gas shale thickness, gas content and saturation, and coal permeability. The Talundilly project exhibits excellent attributes in the following key metrics.

Coal Quality

The coals in Talundilly-1 are inertinite-rich dull coals similar to the coal seam gas (CSG) productive Walloon coals of the Surat Basin. Analysis of exploration reports from a number of different well locations suggest a variable quality, low rank coal across the ATP 862 and ATP 864 permit areas. A wide range of results from unwashed and washed coal ply samples indicate the heterogeneous rock types (in terms of carbon content) across the analyzed coal zone. These range from high grade coal to low grade coal, and coaly mudstone. Such a range is widely observed in coal seams. However, all of these carbonbearing rocks in the coal zone are expected to hold natural gas in proportion to their carbon content when encountered at depth during drilling.

Depth to Coal

The Talundilly coal zone is situated at the optimal depth for coal seam gas development. Optimal depth of the coal deposit is between 300 and 3,000 feet. Coals above 300 feet typically have little gas left and what gas is there is at low pressures so gas flow is below commercial levels. Below 3000 feet, the plastic nature of coals typically reduces cleat permeability and again gas flow rates fall to below commercial levels. A slow seismic response characteristic can be used to map the coal zone throughout Sentry’s ATP

862 and 864. The 600 feet (200m) depth to the coal on the seismic section is that measured directly in the Talundilly-1 well. The shallowly dipping coal zone would be relatively straight forward to develop.

Net Coal and Gas Shale Thickness

The thickest coal and gas shale section in this portion of the Eromanga Basin is located within ATP 862 and ATP 864. Interpretation of mudlog, sonic, and resistivity logs from Talundilly-1 using a sonic cut off at >130μs/ ft, a GR of < 50 and a correspondence with resistivity peaks indicates a net coal thickness ranging from about 45 to 60 ft depending on stringency of the sonic and GR log cutoffs used. The associated net gas shale thickness is interpreted to be about 200 ft to 400 ft.

Coal Gas Content and Saturation

Talundilly-1 and Isis Downs-1 have mud gas logs that when interpreted in conjunction with the cuttings log indicate coals and carbonaceous mudrocks are gassy. In Talundilly-1 there is a strong association between an increased mud gas response with the coal zone, formed by seams and carbonaceous mudrocks. Further, a gas show of 60,000 ppm associated with interbedded sandstone and coal suggests that the coals are at least locally saturated with gas to the point where they appear to have charged the adjacent sandstone. In Isis Downs-1, gas shows are produced by a 2.1 g/cc carbonaceous mudstone starting at 490 feet and a thin coal at about 590 feet. The thicker coal seams and carbonaceous mudstone at 720 -790 feet also appears to have an associated gas show. At Talundilly-1 and Isis Downs-1, the elevated gas readings while drilling the mudrock sections suggests that the entire section is gassy and that the carbonaceous rocks associated with the coal seams themselves should be considered as producible gas sources. The gassy non-coal lithologies include carbonaceous mudstone as well as the carbon-rich coaly mudstone (taken at a density range of 2.0 to 2.2 g/cc). Gas content of the gassy mudrocks in the Winton coal zone was estimate using Leco total organic carbon (TOC ) analysis of samples in Talundilly 1 and an East Energy coal mine sample. Within the coal zone at 650 and 850 feet, the gassy mudrocks appear to have a gas storage capacity of about 0.6 m3/tonne. The Burial history analysis also indicates that the Winton coals should be gasbearing and when drilled this gas would be released in the mud stream.

Coal Permeability

Winton coal core shows two cm between cleat indicating good fracture permeability potential for these low rank coals. Cleat is important because it reduces size of matrix blocks and thereby increases gas desorption rate. Further, dilation of the cleat related to active exhumation of the Winton coal zone by ongoing erosion suggests that the cleat apertures should be open and capable of gas production.

Gas show of 60,000 ppm suggests that the coals are saturated with gas.

We believe that this resource, if proved gas saturated, would be a “World-Class” deposit.

DEPTH TO COAL AND THICKNESS Sentry’s coal seams lie at optimal drilling depths of 600 to 1500 ft with the main carbonaceous rock zone from about 400 to 600 ft thick.

COAL CONTINUITY Sentry Petroleum has secured one of the regions largest diversified exploration and appraisal portfolios, all positioned in an area with a 42% conventional exploration success rate. (Source: Queensland Department of Mines and Energy)

Analysis of wireline and mud gas logs indicate a 600 ft thick coal swamp deposit containing a total of 45 to 60 feet of coal and 200 to 400 ft of carbonaceous shale.

COAL PERMEABILITY Coal core shows 2 cm between cleat indicating good fracture permeability potential. (Coal from East Energy Resources coal mine east of ATP 864.)

Energy Acquisitions: Sentry Petroleum’s Upside Potential

Sentry’s Tremendous Upside

The magnitude of acquisitions near or adjacent to Sentry leases are now measured in the Billions of Dollars. Large independents like those referenced in the chart to the lower left are the primary buyers of junior oil and gas companies, but increasingly China’s largest energy conglomerates (Sinopec, PetroChina, China National Offshore Oil Company) are replacing them. The resulting bidding wars from the influx of Chinese money have provided early investors in the targeted junior companies returns in the thousands of percent.

Anatomy of a Billion-Dollar Buyout

Sentry Petroleum bears several similarities to Pure Energy, a junior exploration company in Queensland, Australia. Pure Energy, with concessions near to and similar in size to Sentry Petroleum’s leases, was bought by BG Group for $1 Billion. From modest beginnings Pure Energy rapidly grew from a $40 Million company into a Billion dollar return for shareholders and in fewer than 10 months from commencement of its appraisal drilling campaign. The following “timeline to success” illustrates the potential and the speed that company values can increase.

Event 1

Pure Energy receives Australian stock exchange approval, shares listed for trading.

Sentry Petroleum receives approval from U.S. Securities and Exchange Commission, shares listed for trading.

Event 2

Pure acquires 93% interest in 4 permits in Queensland, Australia (4.8 million acres).

Sentry acquires 93% interest in 4 permits in Queensland, Australia (6.9 million acres).

Event 3

Pure commences geological, geophysical and engineering program. Market cap $40 M.

Sentry announces coal lease award by Dept. of Mines and Energy. Market cap $30 M.

Event 4

Pure completes geological engineering study and commences drilling appraisal program, potential of its CSG assets highlighted. Market cap $75 million.

Sentry commences geological engineering program autumn 2010 – potential of its CSG assets highlighted - market cap $56 million.

Event 5

Pure completes first 4 wells in appraisal drill program. Market cap leaps to $190 million, a 375% gain in 40 days.

Sentry scheduled to commence 2–3 well appraisal program in June 2011 to confirm expected gas content and coal thickness.

Event 6

Pure receives initial 3P reserve certification from independent reserve certifier MH A Petroleum Consultants. Market cap jumps to $220 million.

Sentry If we achieve success during our initial appraisal program, we will independently certify all results as first step of reserve certification.

Event 7

Pure bought out by BG Group for $1 Billion in takeover battle with Arrow Energy – All cash offer, market cap jumps 360% in 65 trading days to $1 Billion.

Sentry Drill, certify and sell is a proven business model in Queensland. Early share holder’s return in successful Queensland junior CSG companies have ranged from 14 to 40 times investment.

This Report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this Report, other than statements of historical facts, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including operating costs, future capital expenditures (including the amount and nature thereof), and other such matters are forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on our expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond our control. Therefore, actual results could differ materially from the forward-looking statements contained in this document, and readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this document will, in fact, transpire or prove to be accurate. Factors that could cause actual results to differ materially from those in forward-looking statements include: the change of business focus; continued availability of capital and financing; general economic, market or business conditions; acquisition opportunities or lack of opportunities; changes in laws or regulations; risk factors listed from time to time in our reports filed with the Securities and Exchange Commission; and other factors. The forgoing list is not an exhaustive list of the factors that may affect any of our forward looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. Sentry cautions that the results achieved by other companies operating in the region do not in any way indicate the presence of a commercially viable mineral deposit or oil and gas reserves on any of Sentry’s property interests. A significant amount of further exploration is required in order to be able to make a reserve estimate should Sentry succeed in establishing that a commercially viable mineral deposit or oil and gas reserves exists on any of its property interests. Our current cash on hand is insufficient to be able to make our planned exploration expenditures. We must obtain additional financing in order to complete our planned exploration program.